Exhibit 10.23

CONSULTING SERVICES AGREEMENT

THIS AGREEMENT is made effective as of this 14th day of January 2008, by and between GlobalTel IP, Inc., a Florida corporation (the “Company”), and Bruno Riegl Consultant, (the “Consultant”) an individual.

WITNESSETH:

WHEREAS, the Company wishes to retain the professional services of Consultant to provide consulting services for its voice interoperability and voice over internet protocol business and Consultant wishes to provide the professional services to Company;

WHEREAS, the Company and Consultant wish to enter into a Consultant Services Agreement whereby Consultant shall receive compensation for Consultant’s professional services under the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.

Definitions

In the Agreement, the following words and phrases have the following meanings:

a)

“Business Opportunities” means all potential business opportunities in the area of the voice interoperability market or opportunities for new business, products or services which have been disclosed to or investigated, studied or considered by the Company or by others on behalf of the Company or which come to the attention of the Consultant as a result of his engagement with the Company.

b)

“Client Information” means information pertaining to the Company’s alliance partners, customers and clients without limitation:

i)

any information the Company has regarding the business of its current alliance partners, existing and prospective clients;

ii)   the names, addresses and telephone numbers of the current and alliance partners, existing and prospective customers of Company;

iii)    and, the Company’s contracts with its clients including details as to pricing, marketing and suppliers.

c)

“Commencement Date” means this day 14th of January 2008.

d)

“Confidential Information” means information known or which may become known to or used by the Company in connection with the business of the Company including but not limited to:

i)

any innovative and proprietary means of testing related products that have been developed by or for the Company including any software or hardware for the application thereof;

ii)

Documents, Financial Information, Intellectual Property, Marketing Information, or Research and Development, but not including any of the foregoing which was known to the Consultant prior to engagement by the Company other than through direct or indirect communication with the Company or which is or becomes a matter of Public Knowledge; and

iii)

any improvements, formula, design, prototype, compilation of information, data, program, code, method, technique or process, information relating to any product, device, equipment or machine, information pertaining to the Company.

e)

“Documents” means any documents, compiled or un-compiled computer programs (in electronic or other form), specifications, plans, drawings, prototypes, models, manuals, materials, sketches, schematics, compilations of information, analyses, experiments, data, formulae or other information pertaining or relating to the Client Information or the Confidential Information including copies or reproductions (in any form) of the foregoing.

f)

“Financial Information” means any information pertaining to the Company’s fees, costs, sales, income, profit, profitability, pricing, salaries and wages.

g)

“Intellectual Property” means any and all any trade secrets, Documents, techniques, processes, information relating to any product, service, device, equipment or machine, inventions, designs, ideas, works, creations, developments, methods of doing business, processes, techniques, prototypes, patent or patent applications, trade-mark or trade-mark applications, industrial design or copyright of the Company and includes any modifications or improvements thereto.

h)

“Marketing Information” means information related to the Company’s marketing programs, plans, strategies and proposed future products, services, advertising and promotions.

i)

“Public Knowledge” means information that is generally known to business valuators, management consultants and investment bankers or is otherwise easily accessible through lawful, non-confidential sources.

j)

“Research and Development” means information pertaining to any research, development, investigation, study, analysis, experiment or test carried on or proposed to be carried on at any time by the Company in connection with the business of the Company.

2.

Term.  The Term of this Agreement shall commence on the Commencement Date and shall continue for a period of one hundred twenty (120) days thereafter.  Such term shall automatically extend for successive thirty (30) day periods, provided however, that any time, either party can cancel this Agreement in writing upon no less than thirty (30) day notice to the other party.

3.

Description of Services.  The Consultant hereby agrees to perform the specific duties described in Exhibit A (“Services”).

4.

Compensation.  Consultant shall be paid for Consultant’s services as follows:

a.

$10,000 per month  (Base Consultancy Fee)

b.

Consultant shall devote a minimum of 175 hours per month in providing services to Company.

c.

In addition, Consultant shall be reimbursed for all pre-approved travel, entertainment and other out-of-pocket expenses such as mobile telephone bill and postage directly related to the Services provided to the Company under this Agreement.

5.

Property Rights and Trademarks All business related materials and all other information received from Company, including, but not limited to, services, products, business development, marketing, sales, Company’s proprietary customer lists and other information which Company does not make available to the public herein referred to as “Confidential Information” is and shall remain the property of the Company.  In addition, all materials created or developed by Consultant for the Company pursuant to this Agreement shall be immediately released to the Company and shall be solely owned by the Company.

6.

Disclosure   Solely with respect to the Services, the Consultant agrees to promptly disclose to the Company or its nominee complete information in respect to all Business Opportunities, Client Information, Marketing Information, ideas, discoveries, inventions, improvements, developments, designs, and technical data, whether patentable or not (all of which may be referred to as  "Intellectual Property"), which are conceived, made, produced or developed by the Consultant alone or with others, resulting as a consequence of the Consultant’s association with the Company and relating to the subject matter of the Intellectual Property.

7.

Ownership Of Intellectual Property   Any and all Intellectual Property made or created by the Consultant during the course of the Consultant's fulfillment of this Agreement shall be the exclusive property of the Company and the Consultant shall have no right, title or interest therein even though the Consultant may have created or contributed to the creation of any of the Intellectual Property; and Company shall have the sole and exclusive right, title and interest in and to the Intellectual Property, which right shall continue notwithstanding the termination of this Agreement.  The Consultant shall maintain at all times adequate and current records relating to the creation and development of Intellectual Property, including the Client Information and any improvements, which records shall be and shall remain the property of the Company.

8.

Independent Contractor.  Consultant acknowledges and agrees that he is an independent contractor of the Company and shall not be deemed to be an employee of the Company.  Consultant shall be responsible for and pay all taxes assessed on all compensation provided to Consultant under the terms of this Agreement.

9.

Confidential Information.

a.

The Company and Consultant acknowledge that the Confidential Information, Intellectual Property, Client Information, Financial Information, Marketing Information, trade secrets, Research and Development, Documents and other data concerning the business or affairs of the Company or its Subsidiaries that may be obtained by Consultant while performing services, are the valuable and exclusive property of the Company.  Consultant agrees that (1) Consultant will promptly disclose to the Company any information which Consultant may obtain during Consultant’s performance of services about any opportunities to own, develop, operate or manage or be employed by any business substantially similar to or related in a material way to the present business conducted by the Company or its subsidiaries at the time of the execution of this agreement, except for information with respect to a bona fide client (other than the Company) of Consultant to whom Consultant provides or provided professional services, or information covered by a confidentiality agreement to which Consultant is a party; and (2) Consultant will not disclose to any unauthorized persons or use for Consultant’s own account or for the benefit of any third party any of such confidential information, trade secrets, financial or other data or such business opportunities developed by Consultant on the behalf of Company without the written consent of the Company. Should this Agreement be terminated by either party, within a period of seven (7) days of Consultant’s termination of services, Consultant shall deliver to the Company any and all materials including memoranda, Intellectual Property, Client Information, notes, plans, records, reports or other documents and any copies thereof relating to the Company’s operations which Consultant may then possess or have under Consultant’s control.  Nothing herein shall be construed as requiring Consultant to disclose information developed or known to Consultant prior to his consultation with Company. Such information will be considered Public Information or personal knowledge of the Consultant and not subject to this confidential provision.

d.

Consultant acknowledges the importance of the Company’s arrangements with its Clients, Employees and Consultants, and he further acknowledges that the nature of these arrangements constitute valuable assets of the Company, the confidentiality of which is crucial to Client, Employee and Consultant rapport.  Therefore, Consultant agrees that he shall not at any time (whether before or after termination of this Agreement) directly or indirectly disclose or furnish to anyone, including to employees or other Consultants of the Company, any details of Consultant’s individual compensation package (including, without limitation, share ownership or compensation), any Client agreements or  individual compensation packages of the Company’s Employees or other Consultants, without the prior written consent of the Company’s Board of Directors.

c.

The confidentiality provisions of this Agreement shall become effective as of the Commencement Date and shall cover all Confidential Information disclosed in connection with the transactions described herein before or after the Commencement Date.  Notwithstanding anything herein to the contrary, the confidentiality provisions of this Agreement shall survive the expiration or termination of this Agreement.

10.

Competition.  Consultant agrees that during the term of this Agreement and for one (1) year thereafter, not to directly or indirectly market any product or service to the Company’s prospective and existing customers as of the conclusion of this Agreement.  Consultant will be bound by the Confidentiality provisions which shall pertain to, but not be limited to, all information developed by Consultant on behalf of the Company or in connection with employees of Company or directly developed by the Company internally.

12.

Indemnity.  During the term of this Agreement, and if applicable, thereafter, each party hereto shall indemnify and save harmless the other party from any   and all loss, damage or expense (including reasonable attorneys’ fees) which the other party may incur or suffer as a result of any claim of any kind whatsoever arising out of any actions taken by the other party in performance of this agreement provided further that such actions are not in conformity with the terms of this Agreement and/or were not authorized in advance by a representative of the other party.

13.

General Provisions.

a.

Amendment/ Waiver.  This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto.  The   waiver by either party of compliance with any provision of this Agreement by the other   party shall not operate or be construed as a waiver of any other provision of this   Agreement, or of any subsequent breach by such party of a provision of this Agreement.

b.

Supersedes Previous Agreements.  This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements (written or oral) and writings   between the Company and Consultants with respect to the subject matter hereof.  All   such other negotiations, commitments, agreements and writings will have no further force   or effect, and the parties to any such other negotiation; commitment, agreement or          writing will have no further rights or obligations there under.

c.

Governing Law/Compliance.  All matters affecting this Agreement, including the validity thereof, are to be governed by, interpreted and construed in   accordance with the laws of the United States and the State of Florida.  Consultant further   agrees that it has compiled with all applicable state, Federal and Provincial laws and has   complied with all licensing or other related requirements to properly perform all services   as outlined in this Agreement.

d.

Disputes.  Any disputes that arise between the parties with respect to the performance of this Agreement shall be submitted to binding arbitration by the American   Arbitration Association, to be determined and resolved by said Association under its rules

and procedures in effect at the time of submission. Exclusive venue for purposes of any such Arbitration will   be in Palm Beach County Florida.

e.

Notices.  Any notice hereunder by either party to the other shall be given in writing by personal delivery or by electronic means (with confirmation of transmission) or by   certified mail, return receipt requested.  If addressed to Consultant, the notice shall be   delivered or mailed to Consultant at the address specified under Consultant’s signature   hereto, or if addressed to the Company, the notice shall be delivered or mailed to the   Company at its executive offices to the attention of its President.  A notice shall be   deemed given on the date of such delivery.

f.

Headings.  The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the   provisions of this Agreement.

g.

Scope of Agreement.  This Agreement shall bind and inure to the benefit of the Company and its successors and assigns of Consultant and his successors.

h.

No Conflicts.  Consultant represents and warrants to the Company that Consultant is not bound by any agreement, commitment, understanding, or obligation, whether oral or written, that would conflict with or prevent Consultant from performing the services contemplated by this Agreement.  Without limiting the generality of the foregoing, Consultant does not have in his possession or control, and will not use in the performance of services hereunder any proprietary information or other property of any other person or entity.

i)

Enforceability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, and this Agreement shall be construed as though such invalid or unenforceable provision were omitted.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

GlobalTel IP, Inc.

Consultant

_____________________________

____________________________

Larry M. Reid, Pres & CEO

Bruno J. Riegl

Signature: /s/ Larry M Reid

Signature: /s/ Bruno J Riegl

8000 N. Federal Highway, Suite 100

1407 3rd Ave West

Boca Raton, Florida, USA, 33487

Seattle, WA 98119

Phone (561) 939-3300

 Fax (561) 953-5073

206-310-2400

EXHIBIT “A”

Consultant shall agree to perform the following services for the Company as directed by the Company with regards to areas identified below for the development of interoperability and VoIP solutions:

•

Review Enterprise and X-Stream Prospect List with VP Sales

•

Make Introductions to Prospective Customers and Technology Partners

•

Review Enterprise and X-Stream Prospect List with CEO and Develop Revenue Forecasts and Cash Flow Forecasts

•

Critique and Edit all Existing VoiceInterop Marketing and Technical Documentation

•

Conceptualize, Write and Review VoiceInterop Business/Marketing Plan

•

Evaluate X-Stream Access Design/Project Management Plan Timelines to Quantify/Establish Realistic Launch Dates

•

Review Audio Mate 360 Technical Schematics/Costs and Prospect List to Establish Equipment Forecasts

•

Provide all Levels of Technical and Sales Guidance to Key Personnel

•

Provide Monthly Updates to CEO and Advisory Board Members

•

Formulates Policies and Planning Recommendations to the CEO

•

Assist, Recommend and Negotiate the Funding of the Organization

•

Formulate, Public Company Compliance Objectives/Procedures

•

Assist and Make Recommendations for Market Specific Research

•

Analyze and Formulate Products/Services Distribution Strategies

Evaluate and Make Recommendations for Sales and Marketing Strategies